UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2026

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41664	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive,  Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKUU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	OAKU	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2026, Oak Woods Acquisition Corporation (the “Company”) received an additional staff determination letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”).

The Letter indicates that the Company has not paid certain fees required by Nasdaq Listing Rule 5250(f), which requires listed companies to pay all applicable Nasdaq fees described in the Rule 5900 Series. As a result, Nasdaq has determined that the Company is not in compliance with Listing Rule 5250(f). The Letter states that this deficiency serves as an additional basis for the delisting of the Company’s securities from The Nasdaq Capital Market.

The Letter further provides that the Nasdaq Hearings Panel (the “Panel”) will consider this matter as an additional deficiency in connection with the Company’s previously requested hearing before the Panel regarding the Company’s continued listing on Nasdaq. The Company will have the opportunity to address this deficiency with the Panel as part of a broader hearing with respect to its compliance with continued listing standards. The Company intends to address the matters raised in the Letter, including the unpaid fees, in connection with the Panel hearing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2026

OAK WOODS ACQUISITION CORPORATION

By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer

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